ARTICLES OF INCORPORATION

                                       OF

                        First Entertainment Holding Corp.


     Pursuant to the provisions of the Nevada Private Corporations Act (Ch. 78, NRS, as amended), the undersigned Corporation hereby adopts the following Articles of Incorporation:

      FIRST.  The  name  of  the  Corporation  is  First Entertainment Holding
      -----
Corp.

     SECOND.  OFFICE:  Its principal office in the State of Nevada
     ------ ------
is located at Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703. The name and address of its resident agent is Corporate Advisory Services, Inc., Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703.

     THIRD.  PURPOSE:  The nature of the business, or objects or
     -----   -------
purposes proposed to be transacted, promoted or carried on are:

         To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with minerals, goods, wares and merchandise and personal property of every class and description.

         To hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the

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obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to, or useful in connection with, works of art or any other business of this Corporation.

         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

         To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided

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further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

         To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

         To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause in these articles of incorporation but shall be regarded as independent objects and purposes.

     FOURTH. CAPITAL STOCK: The amount of the total authorized capital stock of the corporation is FOUR HUNDRED FIVE THOUSAND DOLLARS ($405,000) consisting of Fifty Million (50,000,000) shares of one class of common stock of the par value of Eight Mills ($.008) each; and Five Million (5,000,000) shares of preferred stock of the par value of One Mill ($.001) each, to have the following preferences and such additional or different classes, series and preferences as the Board of Directors may determine from time to time:


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         A total of One Million Five Hundred Thousand  (1,500,000) shares of the
Corporation's $0.001 per share Preferred Stock shall be designated Class "A" 7% Cumulative, Non-Participating, Convertible Preferred Stock, which shall have the following preferences

1. General Obligation. When and as declared by the Board of Directors of the Company and to the extent permitted under the Nevada Business Corporation Act, the Company will pay preferential dividends to the holders ("Record Holders") of Class "A" Preferred Stock (a "Share") will accrue, from and after November 8, 1989, on a when issued basis, cumulatively on a daily basis at the rate of 7% per annum on the original purchase price of such Share as purchased from the Company ("Purchase Price") to and including the earlier of
(A) the date on which the Redemption Price of such Share is paid of such Share is redeemed, or (B) the date on which such Share is converted. Dividends will be payable only on the date of redemption, when a Share is redeemed. In the event of conversion of a Share, accrued dividends shall be converted into common stock and shall not be payable in cash. All dividends will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

2. Liquidation. Upon any liquidation, dissolution or winding up of the Company, the Record Holders of Class "A" Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the company, an amount in cash equal to the sum of the aggregate Liquidation Value of all

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shares outstanding, and the Record Holders of the Class "A" Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up, the assets of the Company to be distributed among the Record Holders of the Class "A" Preferred Stock are insufficient to permit payment to such Record Holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such Record Holders based upon the aggregate Liquidation Value of the Class "A" Preferred Stock held by such Record Holder. The Company will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each Record Holder of Class "A" Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, not the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 2.

3. Redemption.

3A.      Redemption Price. For each Share which may be redeemed,  if any, the
         ----------------
Company will be obligated to pay to the Record Holder thereof an amount (the "Redemption Price") equal to 100% of the Purchase Price of the Class "A" Preferred Stock redeemed, plus all then accrued dividends, if any.

3B.      Mandatory Redemption.  The Company shall redeem all Class "A"
         --------------------
Preferred Stock on or before November 18, 1996.

3C.      Optional Redemptions.  The Company may at any time or from
         --------------------
time to time, prior to November 18, 1996, redeem all or any portion of the Class "A": Preferred Stock then outstanding, at the Redemption Price. Nothing herein shall be construed as obligating the Company to effect any redemption of all or any portion of the Class "A" Preferred Stock on or before November 18, 1996.

3D.      Notice of Redemption; Payment of Redemption Price.  (I) In the
         -------------------------------------------------

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event of  redemption  the  Company  will mail  written  notice  (the  "Notice of
Redemption") of each such Redemption to each Record Holder not less than 10 days prior to the date on which such redemption is to be made. Upon mailing any Notice of Redemption, the Company will become obligated (A) to redeem from each Record Holder the number of Shares, as stated in the Notice of Redemption, to be redeemed from such shareholder, (B) to send each Record Holder a cashier's or certified check in an amount equal to the Redemption Price of such number of Shares at least 5 business days prior to the date specified for redemption in the notice. In case fewer than the total number of Shares represented by any
certificate  are  redeemed,  a  new  certificate   representing  the  number  of
unredeemed Shares will be issued to the Record Holder thereof in such Record Holder's or such Record Holder's nominee's name, without cost to such Record Holder.

3E.      Dividends after Redemption Date.  No Share is entitled to any
         -------------------------------
dividends accruing after Redemption. On Redemption all rights of the Record Holder of such Share will cease, and such Share will not be deemed to be outstanding.

3F.      Redeemed or Otherwise Acquired Shares.  Any Shares which are
         -------------------------------------
redeemed or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred.
3G. Other Redemptions or Acquisitions. Neither the Company nor any Subsidiary will redeem or otherwise acquire any Class "A" Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all Record Holders of Class "A" Preferred Stock on the basis of the number of Shares of such class owned by each such Record Holder.

4.       Conversion

4A.      Conversion Procedure.  (I) Any record Holder of Class "A"
         --------------------
Preferred Stock may convert all or any of the Shares held by such Record Holder into shares of Common Stock at any time subsequent to its date of issuance and prior to any optional or mandatory

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redemption  as referred to in  paragraph  3 hereof,  after  receipt of Notice of
Redemption. The number of shares of Common Stock which any such Record Holder will receive in return for the Class "A" Preferred Stock converted by such Record Holder will be computed by multiplying the Purchase Price of the Class "A" Preferred Stock; plus all accrued dividends, by 2.
         (ii) Each conversion of Class "A" Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Company. At such time as such conversion has been effected, the rights of the Record Holder of such Class "A" Preferred Stock will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the Record Holder or Record Holders of the shares of Common Stock represented thereby.
         (iii) As soon as possible after a conversion has been effected, the Company will deliver to the converting Record Holder:
                  (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting Record Holder has specified;
                  (b)  a   certificate   representing   any  Shares  which  were
represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.
         (iv) The issuance of certificates for shares of Common Stock upon conversion of Class "A" Preferred Stock will be made without charge to the Record Holders of such Class "A" Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock.

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         (v) The Company will not close its books  against the transfer of Class
"A" Preferred Stock or of Common Stock issued or issuable upon conversion of Class "A" Preferred Stock in any manner which interferes with the timely conversion of Class "A" Preferred Stock. 4B. Conversion Price. The Conversion Price will be an amount calculated by dividing the Purchase Price, plus all accrued dividends, of the Class "A" Preferred Stock by the Common Stock received on conversion and will not be subject to adjustment except as otherwise specifically set forth herein.

4C. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or any sale of all or substantially all of the Company's assets to another Person which is effected in such a way that Record Holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the Record Holders of a majority of the Class "A" Preferred Stock then outstanding) to insure that each of the Record Holders of Class "A" Preferred Stock will thereafter have the right to acquire and receive in lieu of or of in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Record Holder's Class "A" Preferred Stock, such shares of stock, securities or assets as such Record Holder would have received in connection with such Organic Change if such Record Holder had converted his Class "A" Preferred Stock immediately prior to such Organic Change. In any such case appropriate provisions (in form and substance satisfactory to the Record Holders of a majority of the Class "A" Preferred Stock then outstanding) will be made to insure that the provisions of this Paragraph 4 will thereafter be applicable to Class B Preferred Stock (including, in the case of

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any such  consolidation,  merger or sale in which the successor  corporation  or purchasing corporation is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class "A" Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the Record Holders of a majority of the Class "A" Preferred Stock then outstanding), the obligation to deliver to each such Record Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Record Holder may be entitled to acquire.

4D Notices.
         (i) The Company will send written notice to all Record Holders of Class "A" Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
         (ii) The Company will also give to the Record Holders of Shares at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation will take place.

5.       Voting Rights.
         -------------
         Record Holders of Shares of the Class "A" Preferred Stock shall have no voting rights.
6.       Liquidating Dividends
         If the Company declares or pays a dividend upon the Common

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Stock  payable  other  than  (a) in  cash  out of  earnings  or  earned  surplus
(determined  in  accordance  with  generally  accepted  accounting   principles,
consistently applied) except a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the Record Holders of the Class "A" Preferred Stock at the time of payment of a Liquidating Dividend the Liquidating Dividends which would have been paid on the common Stock had the Class "A" Preferred Stock been converted immediately prior to the date on which a record is taken, or, if no record is taken, the date as of which the Record Holders of Common Stock entitled to such dividend are to be determined.

7.       Purchase Rights.
         ---------------
         If at any  time the  Company  grants,  issues  or  sells  any  Options,
Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the Record Holders of Common Stock (the "Purchase Rights"), then each Record Holder of Class "A" Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Record Holder could have acquired if such Record Holder had held the number of shares of Common Stock acquirable upon conversion of such Record Holder's Class "A" Preferred Stock immediately before the date on which a record is taken for the grant, issuance of sale or such Purchase Rights, or, if no such record is taken, the date as of which the Record Holders of Common Stock are to be determined for the grant, issue or sale of Purchase Rights.
8.       Definitions.
         -----------
         "Common Stock" means, collectively, the Company's voting Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par value, stated value or liquidation value in respect to the rights of the Record Holders thereof to participate in dividends or in the distribution of assets upon any liquidation

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or winding up of the Company;  provided  that if there is a change such that the securities issuable upon conversion of the Class "A" Preferred Stock are issued by an entity other than the Company or there is s change in the class of securities so issuable then the term "Common Stock" will mean shares of the security issuable upon conversion of the Class "A" Preferred Stock if such security is issuable in shares, or will mean the smallest units in which such security is issuable if such security is not issuable in shares.

         "Conversion Price" means the amount calculated by dividing the Purchase Price plus all accrued dividends of the Class "A" Preferred Stock by the Common Stock received on conversion.

         "Liquidation Value" of any Share as of any particular date will be equal to the sum of the Purchase Price of such Share plus any unpaid dividends on such Share; and, in the event of any liquidation, dissolution or winding up of the Company or the redemption of such Share, unpaid dividends on such Share, regardless of whether they have become payable, will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up, or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

         "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Company's option provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If, however, the full Redemption Price is not paid on the Redemption Date solely because a Record Holder has not surrendered its certificate(s) at the Company's principal office as provided in paragraph 3C(I) hereof,

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then as to such  Record  Holder  the date  specified  herein  for the  Scheduled
Redemption shall be the Redemption Date.

         "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

         "Purchase Price" means the original purchase price of $1.00 as and when purchased from the Company.

         "Redemption Price" means the original Purchase Price plus all secured dividends payable to the Record Holder of Class "A" Preferred Stock upon optional or mandatory redemption.

         "Subsidiary" means any corporation of which shares of stock having at least a majority of the ordinary voting power in electing the board of directors, is, at the time as of which any determination is being made, owned by the Company either directory or indirectly through one or more Subsidiaries.

         "Underlying Common Stock" means (I) the Common Stock issued or issuable upon conversion of the Class "A" Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (I) above by way of stock divided, stock split or in connection with a combination of shares, recapitalization, merger, consideration or other reorganization. Any Person that hold Class "A" Preferred Stock will be deemed to be the Record Holder of the Underlying Common Stock obtainable upon conversion of such Class "A" Preferred Stock.
9A.      Registration of Transfer.  The Company will keep at its
         ------------------------
principal office a register for the registration of Class "A"
Preferred Stock. Upon the surrender of any certificate representing Class "A" Preferred Stock at such place, the Company

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will,  at the  request of the Record  Holder of such  certificate,  execute  and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the Record Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Class "A" Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class "A" Preferred Stock represented by the surrendered certificate.
9B. Replacement. Upon receipt of evidence and an agreement to indemnify reasonably satisfactory to the Company (an affidavit of the registered Record Holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Class "A" Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
9C. Amendment and Waiver. Amendments, modifications or waivers of any of the terms hereof will be binding and effective if the prior written consent of Record Holders of at least 75% of the Class "A" Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (a) the rate at which or the manner in which dividends on the Class "A" Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Class "A" Preferred Stock or the times at which redemption of Class "A" Preferred Stock are to occur, unless the prior written consent of the Record Holders of

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at least 90% of the Class "A" Preferred Stock then outstanding is obtained,  (b)
the conversion Price of the Class "A" Preferred Stock or the number of shares or class of stock into which the Class "A" Preferred Stock is convertible, unless the prior written consent of the Record Holders of at least 90% of the class "A" Preferred Stock then outstanding is obtained or (C) the percentage required to approve any change described in clauses (a) and (b) above, unless the prior written consent of the Record Holders of at least 90% of the Class "A" Preferred Stock then outstanding is obtained; and provided further that no such change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation unless the Company has obtained the prior written consent of the Record Holders of the applicable percentage of the Class "A" Preferred Stock.
9D. Notices. All notices referred to herein, except as otherwise expressly provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed to the last address provided by the Record Holder to the Company.
         A total of One Million (1,000,000) shares of the Corporation's $0.001 per share Preferred Stock shall be designated Class "B" 6% Cumulative dividend, payable quarterly if and when declared, and is redeemable by the Corporation at face value and convertible into common shares of the Corporation at the option of the Corporation upon terms and conditions to be established by the Corporation prior to the issuance of the Class B preferred stock. The rights of Class B preferred stock shall be subordinate to Class A Preferred Stock.

         A total of One Million (1,000,000) shares of the Corporation's $0.001 per share Preferred Stock shall be designated Class "C" Convertible non-dividend Preferred Stock. The Class C Preferred Stock shall be convertible into common stock of the Corporation at

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



a conversion price per share of Class C preferred stock equal to the average previous thirty day bid price of the Common Stock on the date of conversion. The rights of Class C preferred stock shall be subordinate to Class A and Class B Preferred Stock.

    Any and all shares issued by the Corporation will be issued in registered form, as may be directed by the Board of Directors from time to time, and the fixed consideration for which has been paid and delivered shall be deemed fully paid and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

     There shall be no preemptive rights in connection with the acquisition of any capital stock of the Corporation.

         FIFTH.  DIRECTORS:  The governing board of this Corporation
         -----   ---------
shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation, provided that the number of directors shall not be reduced to less than one (1).

         The name and post office address of the first board of directors, which shall be one (1) in number, is as follows:
         NAME                               POST OFFICE ADDRESSES
         ----                               ---------------------
         A.B. Goldberg                      1999 Broadway, Suite 3135
                                            Denver, Colorado 80202

         SIXTH.  INCORPORATORS:  The name and post office address of
         -----   -------------
the incorporator signing the articles of incorporation is as follows:
     David J. Wagner             8400 E. Prentice Ave.
                                 Penthouse Suite
                                 Englewood, Colorado 80111

         SEVENTH.  TERM:  The Corporation is to have perpetual
         -------   ----

                                       15

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existence.

         EIGHTH.  AUTHORIZATIONS:  In furtherance and not in limitation
         ------   --------------
of the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the by-laws, to make, alter or amend the by-laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of

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directors deems expedient, and for the best interest of the
Corporation.

         NINTH.  MEETINGS:  Meetings of stockholders may be held
         -----   --------
outside the State of Nevada, if the by-laws provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         TENTH.  AMENDMENTS:  This Corporation reserves the right to
         -----   ----------
amend, alter, change or repeal any provision contained in the articles of incorporation by majority vote of the shareholders and in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH.  VOTING:   There shall be no cumulative voting
     --------   ------
permitted in any shareholder election of the Corporation.

     TWELFTH. INDEMNIFICATION: The Corporation shall indemnify and
     -------  ---------------
hold harmless the officers and directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted pursuant to the General Corporation Law of the State of Nevada

         I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of September, 1997.




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                                    /s/ David J. Wagner
                                    DAVID J. WAGNER



STATE OF COLORADO        )
                         )      SS:
COUNTY OF ARAPAHOE       )

                  On this 29th day of September, 1997, before me, a Notary Public, personally appeared DAVID J. WAGNER, who acknowledged that he executed the above instrument.


                                             /s/ Veronica Brownell
                                             NOTARY PUBLIC

My Commission Expires:7-15-00












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